SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]     Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to 14a-12



                                Metals USA, Inc.
                (Name of Registrant as Specified in Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1. Title of each class of securities to which transaction applies:


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     2.   Aggregate number of securities to which transaction applies:


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     3.   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     4.   Proposed maximum aggregate value of transaction:


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     5.   Total fee paid:


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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     1.   Amount Previously Paid:


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     2.   Form Schedule or Registration Statement No.:


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     3.   Filing Party:


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     4.   Date Filed:


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WEBSITE POSTING AT www.metals.com
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Each  Metals USA  warrant  represents  the right to acquire  one share of Metals
USA's common stock for $18.50 per share. If any warrants remain unexercised as of the effective time of the merger, then as of the effective time, warrant holders will be sent a notice giving them 60 days to exercise their warrant(s) by submitting to the Company or its agent: (1) their warrant certificate(s) and
(2) $18.50 per warrant. Upon the proper exercise of the warrant before the 60th day following the giving of such notice, such warrant holder will receive $22.00 per properly exercised warrant. Under these assumptions, the gross value (not including applicable withholding taxes) of each warrant would be $3.50 per warrant (i.e. $22.00 (received) less $18.50 (paid) equals $3.50).

The warrants continue to trade on the NASDAQ and will continue to trade until the effective time of the merger. You also have the option of exercising your warrant(s) in accordance with the terms of the warrant agreement at any time before the effective time of the merger and having Metals USA common stock issued to you.

IMPORTANT NOTE: FAILURE TO PROPERLY EXERCISE THE METALS USA WARRANT WITHIN THE 60TH DAY FOLLOWING DELIVERY OF SUCH NOTICE WILL RESULT IN THE EXPIRATION OF THE WARRANTS. ONCE EXPIRED, THE WARRANTS WILL HAVE NO VALUE.

About the Transaction

In connection with the proposed merger, Metals USA will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Metals USA at the Securities and Exchange Commission's website at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Metals USA's website at www.metalsusa.com under the Investor Relations Tab or by directing such request to Metals USA, Attention: Investor Relations, One Riverway, Suite 1100, Houston, Texas 77056.

Metals USA and certain of its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Metals USA's participants in the solicitation will be set forth in the proxy statement relating to the merger when it becomes available.